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                                                                    EXHIBIT 10.1

                                    AGREEMENT

      This Agreement (this "Agreement") is made and entered into as of August 9, 2004 by and between (i) Starwood Nevada Holding LLC, a Delaware limited liability company formerly known as SH/SH Acquisition I, LLC ("Starwood"), (ii) Sheraton Operating Corporation, a Delaware corporation ("Sheraton"), (iii) BH/RE, L.L.C., a Nevada limited liability company ("BH/RE"), (iv) EquityCo, L.L.C., a Nevada limited liability company ("EquityCo"), and (v) OpBiz, L.L.C., a Nevada limited liability company ("OpBiz"). As set forth below, this Agreement also is executed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, for the purposes set forth below.

                                    RECITALS

      A. Starwood and BH/RE are parties to that certain Amended and Restated Operating Agreement of EquityCo L.L.C. dated as of April 22, 2003 (the "EquityCo Agreement").

      B. Sheraton and OpBiz are parties to that certain Management Contract dated as of April 23, 2003 relating to a certain real property located at 3667 Las Vegas Boulevard South, Las Vegas, Nevada (the "Hotel Management Contract").

      C. Starwood, Sheraton, BH/RE, EquityCo and OpBiz (the "Parties") desire to enter into this Agreement to set forth certain agreements among them, which agreements will supersede and amend any conflicting provisions in the EquityCo Agreement, the Hotel Management Contract and any other agreements among any of them or to which any of them is a party.

      NOW THEREFORE, for the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      1. Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the EquityCo Agreement.

      2. Funding of EquityCo. Starwood and BH/RE agree that Section 4.01 of the EquityCo Agreement is hereby deleted in its entirety and replaced with the following:

4.01 INITIAL CAPITAL CONTRIBUTIONS. Contemporaneously with the execution by OpBiz of the Purchase Agreement, BH/RE made a cash contribution to the capital of the Company in the amount of $5 million. The Company used such cash to make a $5 million capital contribution to MezzCo and caused MezzCo to make a $5 million capital contribution to OpBiz so that OpBiz could make the Initial Earnest Money Deposit under the Purchase Agreement. At such time as the Second Earnest Money Deposit ($5 million) was required under the Purchase Agreement, Starwood made a cash contribution to the capital of the Company in an amount ($1.5 million) equal to 15% of the sum of the Initial Earnest Money Deposit and the Second Earnest Money Deposit and BH/RE made a cash contribution to the capital of the Company in an amount ($3.5

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million) equal to the difference between the amount of the Second Earnest Money
Deposit and the amount of the Starwood Contribution, which funds were contributed by the Company to the capital of MezzCo, and immediately following the Company caused MezzCo to contribute such funds to the capital of OpBiz to fund the Second Earnest Money Deposit. Upon satisfaction (or waiver by Starwood and BH/RE) of the following two conditions, (a) BH/RE, without offset, shall make a cash contribution to the capital of the Company in the amount of (1) $70 million, less (2) $8.5 million (the amount of prior capital contributions made by BH/RE pursuant to this Section 4.01), less (3) the lesser of (A) the net amount of financing obtained by MezzCo as contemplated by Section 2.05(a)(i) or
(B) $50 million (collectively, the "BH/RE Initial Capital Contribution") by directing the Escrow Agent, as set forth below, to wire to a Company account designated by the Board of Managers any portion of the BH/RE Initial Capital Contribution not already made by BH/RE (provided, however, that if the Escrow Agent does not have funds from BH/RE therefor, BH/RE shall itself make the cash contribution to the Company) and (b) Starwood, without offset, shall make a cash contribution to the capital of the Company in the amount of (1) $20 million, less (2) $1.5 million (the amount of the prior capital contribution made by Starwood) and less (3) any portion of the Extension Earnest Money Deposit (as defined in the Purchase Agreement) funded by Starwood as contemplated by Section
7.05 (collectively, the "Starwood Initial Capital Contribution"), by directing the Escrow Agent, as set forth below, to wire transfer the Starwood Initial Capital Contribution to a Company account designated by the Board of Managers (provided, however, that if the Escrow Agent does not have funds from Starwood therefor, Starwood shall itself make the cash contribution to the Company):

      (i)   the contemporaneous acquisition by OpBiz of the Property; and

      (ii) receipt of gaming licenses and approvals of Governmental Authorities, or alternative arrangements thereto, necessary for OpBiz to acquire the Property and operate the business conducted at the Property, taken as a whole, materially consistent with past practices.

      Each Member shall use reasonable efforts to cause such conditions to be satisfied as promptly as is practicable. Starwood shall use reasonable efforts to transfer, prior to August 11, 2004, the Starwood Initial Capital Contribution (other than the $1.5 million already funded by Starwood in connection with the Initial Earnest Money Deposit and the Second Earnest Money Deposit and other than any portion of the Extension Earnest Money Deposit funded by Starwood as contemplated by Section 7.05) into a sole order escrow account controlled solely by Starwood and held by Escrow Agent (as defined in the Purchase Agreement) to be held by the Escrow Agent until the Closing Date or the termination of the Purchase Agreement, as the case may be, or the earlier instruction to the Escrow Agent by Starwood to deliver the funds to the Company. BH/RE shall use reasonable efforts to transfer, prior to August 11, 2004, the BH/RE Initial Capital Contribution (less the $8.5 million already funded by BH/RE in connection with the Initial Earnest Money Deposit and the Second Earnest Money Deposit and any other part of the BH/RE Initial Capital Contribution theretofore funded by BH/RE to the Company) into a sole order escrow account controlled solely by BH/RE and held by the Escrow Agent to be held by the Escrow Agent until the Closing Date or the termination of the Purchase Agreement, as the case may be, or the earlier instruction to the Escrow Agent by BH/RE to deliver the funds to the Company.

                                       2

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      The parties intend for such Initial Capital Contributions to be used by the Company to (A) capitalize the Subsidiaries, (B) fund the Subsidiaries to pay costs related to the Renovation and other amounts permitted by the Credit Agreement, (C) pay, or provide funds to the Subsidiaries to pay, expenses of the types described in Section 7.05(a) in accordance with the terms thereof, and (D) use any remaining amounts to pay obligations under the Credit Agreement.

      It is recognized that any Member may choose to fund to the Company all or part of its Initial Capital Contribution earlier than otherwise required hereby. It is agreed that if either BH/RE or Starwood funds to the Company all or a portion of their respective Initial Capital Contributions (other than the contributions made to fund the Initial Earnest Money Deposit and the Second Earnest Money Deposit and the Extension Earnest Money Deposit) and the Purchase Agreement is terminated, then immediately upon such termination (and in priority to any other payment required by this Agreement and notwithstanding anything in this Agreement (including Article VI and Section 7.05) to the contrary), the Company shall immediately refund to BH/RE and Starwood an amount equal to their respective Initial Capital Contributions (other than the contributions made to fund the Initial Earnest Money Deposit and the Second Earnest Money Deposit and the Extension Earnest Money Deposit).

      3. Tax Matters. Starwood and BH/RE agree that the first sentence of
Section 6.07 of the EquityCo Agreement is hereby deleted in its entirety and replaced with the following:

6.07 TAX MATTERS. The Members intend for (i) the Company to be treated as a partnership for federal income tax purposes, (ii) MezzCo to be treated as a corporation for U.S. federal income tax purposes and (iii) OpBiz to be treated, as determined by the tax matters partner, as a corporation, partnership or an entity that is to be disregarded as separate from its owners for U.S. federal income tax purposes.

      4. Fees and Expenses. Starwood and BH/RE agree that Section 7.05(a) of the EquityCo Agreement is hereby deleted in its entirety and replaced with the following:

7.05 EXPENSES. (a) Except as otherwise provided in this Agreement or in any of the agreements described in and approved in accordance with the terms of this Agreement and except for any costs to be borne by any third party under any agreement with the Company or its subsidiaries, the Company shall be responsible for paying, and shall pay, all Fees and Expenses. "Fees and Expenses" shall mean all costs and expenses (i) related to the business of the Company or its subsidiaries or the transactions contemplated by the Purchase Agreement, Credit Agreement or any other financing by the Company or its subsidiaries and paid, owed or owing to an unaffiliated third party with respect to a Member (or Affiliate), including, without limitation, costs, fees, expenses and amounts (1) of the type described in Section 2.09(b) of the Purchase Agreement, (2) of attorneys, financial advisors, and accountants relating to the financing, business and operations of the Company (including, without limitation, the formation of OpBiz, the Company, EquityCo, Starwood and BH/RE) and its subsidiaries, (3) relating to obtaining and maintaining gaming licenses for and of the Company and its subsidiaries and their Affiliates and controlling persons and compliance with Nevada gaming laws and liquor licensing laws, (4) relating to the registration of BH/RE's voting membership interests under the Securities

                                       3
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Exchange Act of 1934, (5) relating to the planned renovation of the Property into the "Planet Hollywood Hotel & Casino," or the operation of, or the preparation for assuming responsibility for the operation of, the Property (including but not limited to salary and other payments to Michael V. Mecca or other employees of OpBiz and marketing, promotional and renovation planning costs) and (6) paid by BH/RE to fund any Extension Earnest Money Deposit (as defined in the Purchase Agreement) as described below or (ii) with respect to costs and expenses incurred by a Member (or Affiliate) and paid, owed or owing to an unaffiliated third party, as otherwise approved by the Board of Managers (which approval, notwithstanding anything in this Agreement to the contrary (including Sections 7.02(g)(vi) and 7.06), may be given by a majority of the members of the Board of Managers, but, in which case, the categories of expenses so approved shall apply to all of the Members). BH/RE shall advance to OpBiz (or to the escrow account into which OpBiz is to deposit the Extension Earnest Money Deposit) 85% of the amount of each Extension Earnest Money Deposit, so that OpBiz can make payment of such Extension Earnest Money Deposit. (Starwood shall fund, or shall cause to be funded out of its sole order escrow account contemplated by Section 4.01, the other 15% of the amount of each Extension Earnest Money Deposit so that each Extension Earnest Money Deposit may be timely made, but those funds shall not be considered Fees and Expenses but, instead, shall be part of the Starwood Initial Capital Contribution as contemplated in
Section 4.01.) If any of the Fees and Expenses described in this Section 7.05(a) are or have been paid by any Member (or its sponsors), such Member shall be entitled to be reimbursed by the Company for such payment provided such Member has made its Initial Capital Contribution and the reimbursement of such Fees and Expenses has been approved by the Board of Managers (which approval, notwithstanding anything in this Agreement to the contrary (including Sections 7.02(g)(vi) and 7.06), may be given by a majority of the members of the Board of Managers). If the Company does not have sufficient funds to reimburse all of the reimbursable Fees and Expenses incurred by all of the Members as of Closing Date (after making such capital contributions to MezzCo as may be (i) contemplated under any financing agreement entered into by MezzCo or (ii) required to provide MezzCo with sufficient funds to make any capital contribution to OpBiz that may be contemplated by the Credit Agreement), then (1) Starwood shall bear 15% and BH/RE shall bear 85% of the shortfall, and (2) promptly following the Closing Date, Starwood and BH/RE shall contribute to the capital of the Company 15% and 85%, respectively, of the amount of such reimbursement shortfall.

      5. Board of Managers. Starwood and BH/RE agree that Section 7.01(a) of the EquityCo Agreement is hereby deleted in its entirety and replaced with the following:

7.01 (a) BOARD OF MANAGERS. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be vested in and controlled by managers acting exclusively by means of and through a committee of persons appointed in writing pursuant to Section 7.02 (the "Board of Managers"). Each person appointed by a Member to the Board of Managers shall act at the exclusive direction of, be the agent for and shall be free to represent the views and positions of such appointing Member; provided, however, each member of the Board of Managers shall be required to act in accordance with the Standard of Care. The Board of Managers, as agents acting for and at the direction of the Members, shall have responsibility for establishing the policies and operating procedures with respect to the business and affairs of the Company and for making all decisions as to all matters which the Company has authority to perform, as fully as if all the Members were themselves making such decisions in lieu thereof.

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All decisions made with respect to the management and control of the Company and approved by the Board of Managers (except for such decisions which by the express terms of this Agreement require the approval of all the Members) shall be binding on the Company and all Members. The Board of Managers may, unless otherwise determined by the Board of Managers, delegate certain administrative functions to the officers, agents or representatives of the Company. No Member has the authority to bind the Company.

      6. Unanimous Decisions. Starwood and BH/RE agree that following language is hereby added at the end of Section 7.02(g) of the EquityCo Agreement:

With respect to any matter that is both (i) requiring a Unanimous Decision or otherwise requiring the approval of Starwood or the Starwood Designee, and (ii) put to a vote by one or more members of the Board of Managers appointed by BH/RE (the "BH/RE Designees"), such BH/RE Designees shall provide the member or members of the Board of Managers appointed by Starwood (the "Starwood Designee") a written notice specifying the action to be taken and a brief narrative statement supporting the recommended action as being in the best interest of EquityCo. For matters with respect to which the Starwood Designee has received the written notice described above, Starwood agrees that it will not, and it will cause the Starwood Designee to not, exercise its approval rights to delay or prevent the authorization or approval (or fail to take an action necessary or appropriate to permit the immediate approval), unless Starwood reasonably determines that such matter is not in the best interest of EquityCo (in which case Starwood and the Starwood Designee shall promptly deliver to the BH/RE Designees a written notice specifying why they believe such matter is not in the best interest of EquityCo). If after receipt and review of the notice from the Starwood Designee, the BH/RE Designees still desire to take such course of action, the dispute resolution process described in Section 13.21 hereof (the "Rapid Resolution Process") shall be used to determine whether Starwood or the Starwood Designee properly exercised the approval rights in accordance with the reasonableness standard set forth herein. If Starwood does not deliver such notice to the BH/RE Designees within ten (10) business days after the initial written notice provided by the BH/RE Designees (which notice shall be delivered in the same manner as contemplated for notices to Starwood under Section 13.03 or by email) is given to the Starwood Designee, then the Starwood Designee shall be deemed to have approved the action in the initial notice provided by the BH/RE Designees.

Starwood and BH/RE agree that the right to approve the amount, terms and structure of any current or future financing of OpBiz, MezzCo or EquityCo (mezzanine, senior or otherwise) and obtaining waivers or consents under, or amendments or changes to, the Credit Agreement or other financing documents shall not constitute a Unanimous Decision and no such financings, waivers, consents, amendments or changes will constitute a failure of a condition to Starwood's obligation to make the Starwood Initial Capital Contribution. It shall be a proper purpose and consistent with the Standard of Care to approve such financings and obtain such waivers, consents, amendments or changes to obtain funds to pay Fees and Expenses.

      7. Distributions of Net Cash Flow. Starwood and BH/RE agree that Section
6.03 of the EquityCo Agreement is hereby deleted in its entirety and replaced with the following:

6.03. DISTRIBUTIONS OF NET CASH FLOW. Except as otherwise provided in the last paragraph of Section 4.01 or in Sections 6.04 and 6.05 below, the Company shall, to the extent and at times

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determined by the Board of Managers (but subject to clause (ii) of Section
4.02(b)), make distributions of Net Cash Flow (to the extent and if available) to the Members in the following manner:

            (a) First, to Starwood until the sooner of (i) its Contribution Account being reduced to zero or (ii) Starwood having received distributions equal to $20 million and then second to BH/RE until the sooner of (i) its Contribution Account being reduced to zero or (ii) BH/RE having received distributions equal to $20 million and then third to the Members in proportion to their respective Contribution Accounts until their Contribution Accounts have been reduced to zero.

            (b) Fourth to BH/RE until BH/RE has received aggregate distributions pursuant to this Section 6.03(b) and Section 6.03(a) in an amount equal to its Percentage Interest multiplied by the aggregate distributions theretofore made under Section 6.03(a) and this Section 6.03(b).

            (c) Fifth, to the Members in accordance with and in proportion to their respective Percentage Interests.

      8. Registration Rights Agreement. Starwood and BH/RE agree that new
Section 9.12 is hereby added to the EquityCo Agreement as follows:

9.12. REGISTRATION RIGHTS AGREEMENT. The Company will grant both Starwood and BH/RE customary piggyback registration rights, which registration rights shall
(i) grant each Member registration rights in connection with sales of equity securities of the Company by the Company or any other Member to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act of 1933 (a "Public Offering") after the Company has previously sold shares of its equity securities to the public in an underwritten Public Offering and (ii) be subject to customary terms, conditions, and exceptions, including a so-called "underwriters' cut-backs" and general priority in registration for securities to be sold by the Company. The form of such registration rights agreement will be prepared by legal counsel to Starwood, subject to the reasonable comments and approval of legal counsel to BH/RE.

      9. Rapid Resolution Process. Starwood and BH/RE agree that new Section
13.21 is hereby added to the EquityCo Agreement as follows:

13.21. RAPID RESOLUTION PROCESS REQUIRED.

      The Members shall resolve any dispute that may arise in connection with this Agreement (including disputes referenced in Section 7.02(g) but excluding disputes covered by Section 12.03 of this Agreement (for which the dispute resolution process is described therein)) through a process of final and binding arbitration (without appeal or review) in the State of New York, administered by an independent arbitration tribunal pursuant to the commercial arbitration rules of the American Arbitration Association. Notwithstanding the foregoing, the arbitrator's decision on any matter submitted for arbitration shall be based upon what is commonly referred to as the "baseball arbitration" approach, whereby the arbitrator must select the position

                                       6

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presented to the arbitration tribunal by either Starwood or BH/RE, and may not make a ruling/determination other than in favor of one of the two positions presented. If more than one issue shall be submitted to the same arbitrators for resolution, each such issue shall be deemed a separate arbitration for all purposes hereof, such issues to be identified separately by the parties in their submission to arbitration, and each such issue shall be subject to a separate decision by the arbitrators. All arbitrators appointed hereunder shall be persons having not less than ten (10) years' experience in the area of expertise on which the dispute is based.

      Any arbitration of a dispute shall be initiated by a delivery of a demand for arbitration with the American Arbitration Association and shall be completed by the parties and arbitration tribunal, and a written decision shall have been rendered, within forty-five (45) days of the delivery of such demand.

THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD ANY PUNITIVE OR EXEMPLARY DAMAGES OR TO VARY OR IGNORE THE TERMS OF THIS AGREEMENT, AND SHALL BE BOUND BY CONTROLLING LAW.

      10. Hotel Management Contract Changes.

      (a) Sheraton and OpBiz agree that, if the Westgate/CFI time share facility (or another timeshare facility built within a similar timeframe that provides for vacant timeshare units to be used as hotel rooms) is built on the vacant property, being purchased by OpBiz under the Purchase Agreement, adjacent to the Property, then, to the extent (1) rooms are available therein for rental as hotel rooms or hotel suites ("Time Share Rooms"), (2) meeting, convention, catering or similar space is located therein (collectively, "Convention Facilities"), or (3) other food and beverage facilities ("F&B Facilities") are located therein, Sheraton shall have the right (which right shall be exercised by Sheraton by written notice to OpBiz within fifteen (15) business days of OpBiz's request for a decision thereon) to provide the hotel management services for the Time Share Rooms and/or the Convention Facilities (and, if requested by OpBiz, manage some or all of the F&B Facilities) under the Hotel Management Agreement, as applicable and practicable and subject to certain mutually agreed modifications to take into account the non-branded nature of the Time Share Rooms, in exchange for the same fees provided thereunder for providing similar services, based on the revenues generated in connection with the rental of the Time Share Rooms and/or revenues from the Convention Facilities (and, if applicable, revenues from such F&B Facilities) (such fees, however, to be subject to the caps thereon provided in the Hotel Management Contract).

      (b) Sheraton and OpBiz agree that the following language of Section 2.4 of the Hotel Management Contract is hereby deleted:

      (which shall be the rates payable by Manager with respect to rooms utilized under the Frequency Program with respect to standard rooms, and $250.00 per day for suites (which amount shall be increased annually by the same percentage increase in estimated average daily occupancy rate included in the Operating Plan for the year in question), unless Manager shall otherwise agree)

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

      (c) Sheraton and OpBiz agree that the next to last sentence of Section 2.8.2(a) of the Hotel Management Agreement is hereby deleted and that the following language is put in its place:

      In connection with the operation of the Owner Website, which shall be operated at Owner's expense, Owner shall work with Manager on the design, development and operational standards for such Owner Website to ensure that such Owner Website complies with applicable Legal Requirements. The Owner Website shall be run by Owner and the inter-activity of the Owner Website with the Manager's website(s) related to the Hotel shall be determined by the CEO. If Manager possesses skills or can reasonably provide services to Owner in connection with Owner's running of the Owner Website, Manager shall, if and as requested by Owner, provide such services to Owner provided Owner reimburses Manager for the actual cost to Manager of providing such services.

      (d) Sheraton and OpBiz agree that the following language shall be added after the words "...Owner shall have the right to use Guest Data..." in Section
2.9 of the Hotel Management Agreement:

(subject to Manager's policies and procedures with respect to the use thereof that are necessary for compliance with (A) applicable Legal Requirements and (B) privacy obligations made by Manager in connection with the gathering, retention and use of the Guest Data; provided, however, that with respect to clause (B) such policies and procedures shall be applied to Owner consistent with how they are applied to each other hotel owned or managed by Manager)

      (e) Sheraton and OpBiz agree that the first sentence of Section 3.1.2 of the Hotel Management Contract is hereby deleted in its entirety and replaced with the following:

      The Management Fee shall be paid monthly in arrears based on the actual monthly Gross Operating Revenue and Casino Comp Revenue of the Hotel.

      (f) Sheraton and OpBiz agree that the following language is hereby deleted from Section 12.19 of the Hotel Management Contract:

      or the agency hereby created,

      (g) Sheraton and OpBiz agree that the paragraph in Section 1.2 of the Hotel Management Contract titled "Management Fee" is hereby deleted and replaced with the following:

      Management Fee: Four percent (4%) of the Gross Operating Revenue and Casino Comp Revenue for each Operating Year during the Operating Term, and two percent (2%) of the Rental Income for each Operating Year during the Operating Term.

      (h) Sheraton and OpBiz agree that a new definition to Exhibit C of the Hotel Management Contract is hereby added as follows:

      Casino Comp Revenue -- the deemed revenue associated with Rentable Guest Rooms (including suites) which Owner provides to guests either free of charge or at rates less than the

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then current reimbursement rate under the Frequency Program. Through December
31, 2005, the deemed revenue for each such room shall be $50 per night (currently equal to the category 3D reimbursement rate of the Frequency Program) multiplied by the number of room nights for such room. After December 31, 2005, the deemed revenue for each such room shall be equal to the reimbursement rate of the Frequency Program corresponding to the category for the budgeted ADR determined no less frequently than annually in connection with the Operating Plan multiplied by the number of room nights for such room. For example, category 3D is budgeted ADR of $111 to $149, which corresponds to a $50 reimbursement rate. (Note that, unlike the SPG reimbursement to Owner, the Casino Comp Revenue shall not be affected by the occupancy level of the Hotel.)

      (i) Sheraton and OpBiz agree that the middle column of the row of Exhibit D to the Hotel Management Contract entitled "SPG-Standard Award Reimbursements" is hereby deleted in its entirety and replaced with the following:

      The Hotel shall be classified initially as an SPG 4I category hotel (or comparable designation as may be changed from time to time) for purposes of determining the SPG reward level. Owner's CEO shall have the right to raise (but not higher than SPG 4I (or comparable designation as may be changed from time to time)) or lower the SPG category level for the Hotel once per year. When occupancy is at or above 95% (determined excluding any rooms made available from the timeshare facility) on the day(s) of the stay, the reimbursement is equal to the hotel's ADR for the day(s) of the stay. In determining such ADR for full ADR reimbursement, the CEO has the right to remove SPG award stays and/or casino comps in making the nightly ADR calculation. (The ADR calculation for that night therefore likely will be different than reported under GAAP or any other reporting methodology and is a specific "SPG redemption ADR.") When occupancy is below 95% on any given night, the reimbursement is calculated on a sliding scale based on the SPG award compensation schedule in effect at the time of the award redemption. The initial period will be no less than $100 per night. The award category can also be changed downwards through a promotion ("Promotional Changes") at any time in the future by the CEO and the CEO must notify Manager in writing of such Promotional Changes and when Promotional Changes should apply. If the SPG systems are capable of handling Promotional Changes on shorter notice, then the CEO shall have the right to do such. Owner shall pay to Manager the hotel bonus point cost of not more than $.0125 for each bonus point awarded to an SPG member in connection with the Promotional Changes. The Manager may not charge any other hotel less for the purchase of bonus points than Manager is charging Owner.

      11. Further Assurances. Each of the Parties agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

      12. Notices. All notices, demands, consents, approvals, requests or other communications which any of the Parties may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by personal delivery, facsimile

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transmission or a national recognized overnight courier service, fees prepaid, addressed as follows:

      If to BH/RE, EquityCo or OpBiz  c/o Mr. Robert Earl
                                      c/o Planet Hollywood International, Inc.
                                      8663 Commodity Circle
                                      Orlando, FL  32819
                                      Fax:  (407) 876-1836

                                      and

                                      c/o Bay Harbour Management LC
                                      885 Third Avenue, 34th Floor
                                      New York, NY  10022
                                      Fax:  (212) 371-7497

      With a copy to:                 Jones Day
                                      2727 North Harwood Street
                                      Dallas, TX  75201
                                      Attention:  Michael Weinberg, Esq.
                                      Fax:  (214) 969-5100

      If to Starwood or Sheraton:     Starwood Hotels and Resorts Worldwide,Inc.
                                      1111 Westchester Avenue
                                      White Plains, NY  10604
                                      Attention:  General Counsel
                                      Fax:  (914) 640-8260

      With a copy to:                 Kirkland & Ellis LLP
                                      200 East Randolph Drive
                                      Chicago, IL  60601
                                      Attention:  Stephen G. Tomlinson, P.C.
                                      Fax:  (312) 861-2200

Any Party may designate another addressee (and/or change its address) for Notice hereunder by a Notice given pursuant to this Section 12. A Notice sent in compliance with the provisions of this Section 12 shall be deemed given on the date delivered, if delivered by personal delivery, on the date sent, if sent by facsimile transmission, and on the Business Day after it is sent by overnight courier service.

      13. Attorney's Fees. If any of the Parties obtains a judgment against any of the other Parties by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorney's fees and costs incurred to prosecute claims for such breach shall be awarded by the court.

      14. Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

      15. Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Party shall impair or affect the right of such Party thereafter to exercise the same.

      16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

      17. Venue. Each of the Parties consents to the jurisdiction of any state or federal court sitting in the State of New York for any action arising out of matters related to this Agreement. Each of the Parties agrees that service of process on it in the manner set forth in Section 12 hereof shall be deemed effective service of process on such Party.

      18. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

      19. Effect of This Agreement. Except as modified by this Agreement, the EquityCo Agreement, the Hotel Management Contract and each other agreement modified or amended by this Agreement are hereby ratified and confirmed and shall remain in full force and effect in accordance with their respective terms.

      IN WITNESS WHEREOF, the Parties agree to the terms of this Agreement.

                                   Starwood Nevada Holding, LLC

                                   By:  Starwood Hotels and Resorts Worldwide,
                                        Inc.

                                   By: /s/  Theodore Darnall
                                       -----------------------------------------
                                   Its:  President - Real Estate

                                   Sheraton Operating Corporation

                                   By: /s/  Theodore Darnall
                                       -----------------------------------------
                                   Its:  President

                                   BH/RE, L.L.C.

                                   By: /s/  Douglas Teitelbaum
                                       -----------------------------------------
                                       Douglas Teitelbaum, Manager

                                   And by: /s/  Robert Earl
                                         ---------------------------------------
                                           Robert Earl, Manager

                                   EquityCo, L.L.C.

                                   By: /s/  Douglas Teitelbaum
                                       -----------------------------------------
                                       Douglas Teitelbaum, Manager

                                   And by: /s/  Robert Earl
                                           -------------------------------------
                                           Robert Earl, Manager

                                   OpBiz L.L.C.

                                   By:  MezzCo L.L.C.
                                   By:  Equity Co L.L.C.

                                   By:  /s/  Douglas Teitelbaum
                                        ----------------------------------------
                                        Douglas Teitelbaum, Manager

                                   And by: /s/  Robert Earl
                                           -------------------------------------
                                           Robert Earl, Manager

      The undersigned hereby executes this Agreement to confirm (i) its approval of the terms of this Agreement and (ii) the Guaranty of the undersigned to BH/RE dated as of April 23, 2003 (the "Guaranty") shall remain in effect with respect to all obligations of Starwood under Section 4.01 of the EquityCo Agreement as modified hereby; provided however, that everything in Section 2 of the Guaranty after "its obligations under Section 4.01 of the Agreement" is hereby deleted from such Section 2.

                                   Starwood Hotels & Resorts Worldwide, Inc.

                                   By:  /s/  Theodore Darnall
                                        ----------------------------------------
                                   Its:  President - Real Estate